As filed with the Securities and Exchange Commission on September 21, 2005
Registration No. 333-104076

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nextel Communications, Inc.	Delaware	36-3939651
Nextel Capital Trust I	Delaware	30-6049020
Nextel Capital Trust II	Delaware	32-6019437
Nextel Capital Trust III	Delaware	32-6019438
(Exact Name of Registrant)	(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2001 Edmund Halley Drive, Reston, Virginia 20191
(703) 433-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard J. Kennedy
Senior Vice President and General Counsel
Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191
(703) 433-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lisa A. Stater, Esq.
Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053

RECENT EVENTS: DEREGISTRATION
     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333-104076) (the “Registration Statement”) of Nextel Communications, Inc., a Delaware corporation (“Nextel”), Nextel Capital Trust I, a Delaware statutory trust, Nextel Capital Trust II, a Delaware statutory trust, and Nextel Capital Trust III, a Delaware statutory trust (collectively, the “Registrants”), originally relating to the registration of $5,000,000 of securities of the Registrants. The Registration Statement was declared effective by the Securities and Exchange Commission on July 11, 2003. In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered pursuant to the Registration Statement which remain unsold at the termination of the offering, the Registrants hereby remove from registration the remaining amount of securities previously registered under the Registration Statement which remain unsold as of the effective date of the merger between Nextel and Sprint Corporation.
ITEM 16. EXHIBITS

Exhibit No.	Description

24.1	Powers of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on the 20th day of September 2005.
NEXTEL COMMUNICATIONS, INC.
By: /s/ GARY D. BEGEMAN
      Gary D. Begeman
      Vice President
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons on the 20th day of September 2005 in the capacities indicated:

SIGNATURE	TITLE

*	President and Chief Financial Officer
Paul N. Saleh	(Principal Executive Officer) (Principal Financial Officer)

*	Vice President and Controller
William G. Arendt	(Principal Accounting Officer)

*	Director
Leonard J. Kennedy

*	Director
Christie A. Hill

/s/ GARY D. BEGEMAN Gary D. Begeman	Director

*By: /s/ GARY D. BEGEMAN Gary D. Begeman ATTORNEY-IN-FACT

     Pursuant to the requirement of the Securities Act of 1933, Nextel Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 20th day of September, 2005.
NEXTEL CAPITAL TRUST I
BY NEXTEL COMMUNICATIONS, INC.,
AS DEPOSITOR
By: /s/ GARY D. BEGEMAN
      Gary D. Begeman
      Vice President
     Pursuant to the requirement of the Securities Act of 1933, Nextel Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 20th day of September, 2005.
NEXTEL CAPITAL TRUST II
BY NEXTEL COMMUNICATIONS, INC.,
AS DEPOSITOR
By: /s/ GARY D. BEGEMAN
      Gary D. Begeman
      Vice President
     Pursuant to the requirement of the Securities Act of 1933, Nextel Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 20th day of September, 2005.
NEXTEL CAPITAL TRUST III
BY NEXTEL COMMUNICATIONS, INC.,
AS DEPOSITOR
By: /s/ GARY D. BEGEMAN
      Gary D. Begeman
      Vice President